UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 18, 2005

Equity One, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-13499	52-1794271
(Commission File Number)	(IRS Employer Identification No.

1696 NE Miami Gardens Drive
North Miami Beach, Florida 33179
(Address of Principal Executive Offices) (Zip Code)

(305) 947-1664
(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01   Entry into a Material Definitive Agreement.

 Equity One, Inc. (“Equity One” or the “Company”) maintains the Equity One, Inc. Amended and Restated 2000 Executive Incentive Compensation Plan (the “2000 Plan”) and the Equity One, Inc. 2004 Employee Stock Purchase Plan (the “ESPP”), both of which are shareholder approved compensation plans. From time to time, Equity One may grant options to purchase common stock (“Stock Options”), stock appreciation rights, restricted stock (“Restricted Stock”), deferred stock, other stock-related awards and performance or annual incentive awards that may be settled in cash (“Cash Bonuses”), stock or other property under the 2000 Plan.  Both the 2000 Plan and the ESPP have been previously filed as Annex A and B to Equity One’s Proxy Statement on Schedule 14A dated April 26, 2004, respectively, and are hereby incorporated by reference in their entirety.

The forms of Stock Option and Restricted Stock agreements that may be used in connection with the grant of Stock Options and Restricted Stock are attached hereto as Exhibits 10.3 and 10.4, respectively, and are hereby incorporated by reference in their entirety.

In addition to the shareholder approved compensation plans described above, on February 19, 2004 the Equity One Compensation Committee of the Board of Directors approved a bonus deferral plan for 2004 Cash Bonuses, whereby each executive officer of Equity One may elect to receive Restricted Stock at a 15% discount to the fair market value of the common stock in lieu of all or some of his or her Cash Bonus. If the executive terminates his or her employment with Equity One, the unvested portion of any Restricted Stock received under this bonus deferral plan would be forfeited. The Equity One Compensation Committee reviews this plan on an annual basis.

On February 27, 2004, the Equity One Compensation Committee of the Board of Directors adopted specific performance criteria for the determination of 2004 Cash Bonuses for Equity One’s executive officers. Pursuant to these criteria, Equity One’s executive officers are eligible to receive Cash Bonuses in an amount equal to a varying percentage of their base salaries based on the growth of Equity One’s earnings before interest, taxes and depreciation and amortization, funds from operations per share, earnings per share and one component comprised of discretionary factors. Discretionary factors may differ for each of the executive officers but will be based on one or more of the business criteria set forth in the 2004 Plan, including, but not limited to, identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures, total stockholder return or the overall performance of Equity One compared to the performance of a published or special index deemed applicable by the Compensation Committee or peer group of industry competitors selected by the Compensation Committee. Equal weight will be given by the compensation committee to these four measures in determining 2004 Cash Bonus amounts.

On March 11, 2003, Equity One executed an employment letter with Alan Merkur, the Company’s Vice President and Director of Acquisitions. On March 24, 2004, Equity One executed an employment letter with Arthur L. Gallagher, the Company’s General Counsel and Secretary. Copies of the employment letters are attached to this report on Form 8-K as Exhibits 10.5 and 10.6, respectively, each of which is incorporated by reference into this report.

Item 9.01 Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired.

Not applicable

(b) Pro Forma Financial Information.

Not applicable

(c)  Exhibits

10.1 — Equity One, Inc. Amended and Restated Amended and Restated 2000 Executive Incentive Compensation Plan (incorporated by reference to Annex A to Equity One's Proxy Statement on Schedule 14A dated as of April 26, 2004).

10.2 — Equity One, Inc. Employee Stock Purchase Plan (incorporated by reference to Annex B to Equity One’s Proxy Statement on Schedule 14A dated as of April 26, 2004).

10.3 — Equity One, Inc. Form of Stock Option Agreement for Stock Options Awarded Under the 2000 Plan.

10.4 — Equity One, Inc. Form of Restricted Stock Agreement for Restricted Stock Awarded Under the 2000 Plan.

10.5— Employment Letter dated as of March 11, 2003 between Equity One, Inc. and Alan Merkur.

10.6 — Employment Letter dated as of March 24, 2003 between Equity One, Inc. and Arthur L. Gallagher.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                          EQUITY ONE, INC.

Date:  February 18, 2005                                 By:_/s/ Howard M. Sipzner
           Howard M. Sipzner
           Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Exhibit Title

10.3	Equity One, Inc. Form of Stock Option Agreement for Stock Options Awarded Under the 2000 Plan.
10.4	Equity One, Inc. Form of Restricted Stock Agreement for Restricted Stock Awarded Under the 2000 Plan.
10.5	Employment Letter dated as of March 11, 2003 between Equity One, Inc. and Alan Merkur.
10.6	Employment Letter dated as of March 24, 2003 between Equity One, Inc. and Arthur L. Gallagher.